Exhibit 10.1

SECURITIES PURCHASE AGREEMENT, dated April 6, 2015 (this “Agreement”), between TFG Radiant Investment Group Ltd., a company organized under the laws of British Virgin Islands (“TFGR” or the Investor”), and Ascent Solar Technologies, Inc., a corporation organized under the laws of the State of Delaware (the “Company”).
RECITALS
WHEREAS, the Company desires to sell to TFGR, and TFGR desires to purchase from the Company, an aggregate of 1,000,000 shares of the common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”) pursuant to the terms and conditions set forth herein;
WHEREAS, certain terms used in this Agreement are defined in Section 1.01.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I

DEFINITIONS
SECTION 1.01.Definitions.
(a) For purposes of this Agreement:
“Board” means the Board of Directors of the Company.
“business day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in New York City, New York, or Denver, Colorado.
“Bylaws” means the Bylaws of the Company, as amended to date.
“Certificate of Incorporation” means the Certificate of Incorporation of the Company, as amended to date.
“person” means any individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” or “group” each within the meaning of Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.
“SEC Filings” means all filings made by, or required to be made by, the Company with the SEC.
“Shares” means the Tranche 1 Shares and the Tranche 2 Shares.
“Transactions” means execution and delivery of this Agreement, the purchase and sale of the Shares as contemplated by this Agreement and the performance of the obligations contemplated by this Agreement.
(b) Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(i) When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement, unless otherwise indicated;
(ii) The headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;
(iii) Whenever the words “include”, “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;
(iv) The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;
(v) All terms defined in this Agreement have the defined meanings when used in any certificate or other document delivered pursuant hereto, unless otherwise defined therein;
(vi) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;
(vii) References to a person are also to its successors and permitted assigns;
(viii) References to this Agreement is deemed to include a reference to such agreement, as amended, modified or supplemented; and
(ix) The use of “or” is not intended to be exclusive unless expressly indicated otherwise.
ARTICLE II
TRANCHE 1 PURCHASE AND SALE OF SHARES
SECTION 2.01.Tranche 1 Purchase and Sale of the Shares. Upon the terms and subject to the conditions of this Agreement, on the date hereof, the Company shall issue to TFGR, and TFGR shall purchase, accept and acquire from the Company, 500,000 shares of Company Common Stock The shares of Company Common Stock purchased by TFGR pursuant to this Section 2.01 are hereby referred to as the “Tranche 1 Shares”.
SECTION 2.02.Tranche 1 Purchase Price. The purchase price for the each of the Tranche 1 Shares shall be $1.00 per share (the “Tranche 1 Purchase Price”).
SECTION 2.03.Tranche 1 Closing. The closing of the issuance, purchase and sale of the Tranche 1 Shares (the “Tranche 1 Closing”) will take place on such time, date or other place as is agreed to by the Investor and the Company, but in no event later than April 13, 2015.
ARTICLE III
TRANCHE 2 PURCHASE AND SALE OF SHARES
SECTION 3.01.Tranche 2 Purchase and Sale of the Shares. Upon the terms and subject to the conditions of this Agreement, the Company shall issue to TFGR, and TFGR shall purchase, accept and acquire from the Company, an additional 500,000 shares of Company Common Stock. The shares of Company Common Stock purchased by TFGR pursuant to this Section 3.01 are hereby referred to as the “Tranche 2 Shares”.

SECTION 3.02.Tranche 2 Purchase Price. The purchase price for the each of the Tranche 2 Shares shall be $1.00 per share (the “Tranche 2 Purchase Price”).
SECTION 3.03.Tranche 2 Closing. The closing of the issuance, purchase and sale of the Tranche 2 Shares (the “Tranche 2 Closing”) will take place on such time, date or other place as is agreed to by the Investor and the Company, but in no event later than April 20, 2015.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
As an inducement to the Investor to enter into this Agreement, the Company hereby represents and warrants to the Investor that as of the date hereof:
SECTION 4.01.Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
SECTION 4.02.Certificate of Incorporation and Bylaws. The Company has heretofore made available to the Investor a complete and correct copy of the Certificate of Incorporation and the Bylaws, each as amended to date, of the Company. Such Certificate of Incorporation and Bylaws of the Company are in full force and effect. The Company is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws.
SECTION 4.03.Capitalization. The Shares, when issued, paid for and delivered in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.
SECTION 4.04.Authority. The Company has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Transactions. The Company’s execution and delivery of this Agreement and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions. The Board has approved this Agreement, and the issuance of the Shares. This Agreement has been duly authorized and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Investor, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.
SECTION 4.05.Vote Required. No vote of the holders of any class or series of capital stock of the Company is necessary to approve the issuance of the Tranche 1 Shares or the issuance of the Tranche 2 Shares.
SECTION 4.06.Section 203 of the DGCL; Takeover Statute. The Board has taken all actions necessary or advisable to ensure that Section 203 of the DGCL does not apply to any of the Transactions (including the purchase of the Shares hereunder). The execution, delivery and performance of this Agreement and the Ancillary Agreements to which it is party will not cause to be applicable to the Company any “fair price,” “moratorium,” “control share acquisition” or other similar antitakeover statute or regulation enacted under state or federal Laws.

SECTION 4.07.Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.
SECTION 4.08.Private Offering. None of the Company or anyone acting on its behalf has offered or sold or will offer or sell any securities, or has taken or will take any other action that would reasonably be expected to subject the offer, issuance or sale of the Shares, as contemplated hereby, to the registration provisions of the Securities Act.
ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR
As an inducement to the Company to enter into this Agreement, the Investor hereby represents and warrants to the Company that:
SECTION 5.01.Authority. The Investor has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The Investor’s execution and delivery of this Agreement and the consummation by it of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Investor are necessary to authorize this Agreement or to consummate the Transactions. This Agreement has been duly and validly executed and delivered by the Investor and, assuming due authorization, execution and delivery by the Company, this Agreement constitutes a legal, valid and binding obligation of the Investor enforceable against it in accordance with its terms.
SECTION 5.02.Investment Purpose. The Investor is acquiring the Shares for its own account solely for the purpose of investment and not with a view to, or for resale in connection with, any distribution of the Shares or any interest therein.
SECTION 5.03.Status of Shares; Limitations on Transfer and Other Restrictions. The Investor acknowledges and understands that (i) the Shares have not been and will not be registered under the Securities Act or any under any state securities laws and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) that such exemption depends in part upon, and such Shares are being sold in reliance on, the representations and warranties set forth in this Article V, (iii) it must bear the economic risk of its investment in the Shares for an indefinite period of time because the Shares must be held indefinitely unless subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available, and (iv) a restrictive legend shall be placed on all certificates evidencing the Shares.
SECTION 5.04.Sophistication and Financial Condition of the Investor. The Investor is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act, a sophisticated investor and, by virtue of its business or financial experience, is capable of evaluating the merits and risks of the investment in the Shares. The Investor has been provided an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this Agreement and the purchase of the Shares contemplated hereby.
ARTICLE VI

ADDITIONAL AGREEMENTS
SECTION 6.01. SEC Filings. As promptly as practicable after the date hereof, the Company shall prepare and file with the SEC any SEC Filings as and when required or requested by the SEC. All documents that the Company is responsible for filing in connection with the Transactions will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and other applicable Laws.
SECTION 6.02.Public Announcements. The Investor and the Company agree that no public release or announcement concerning the Transactions shall be issued by either party without the prior consent of the other party (which consent shall not be unreasonably withheld), except as such release or announcement may be required by Law or the rules or regulations of Nasdaq, in which case the party required to make the release or announcement shall use its commercially reasonable efforts to allow the other party reasonable time to comment on such release or announcement in advance of such issuance.
ARTICLE VII

AMENDMENT AND WAIVER
SECTION 7.01.Amendment. This Agreement may be amended by the parties hereto at any time prior to the earlier of the Tranche 2 Closing. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.
SECTION 7.02.Waiver. At any time prior to the earlier of the Tranche 2 Closing, either party hereto may (i) extend the time for the performance of any obligation or other act of the other party hereto, (ii) waive any inaccuracy in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (iii) waive compliance by the other party with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party to be bound thereby.
ARTICLE VIII
GENERAL PROVISIONS
SECTION 8.01.Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy, by a recognized overnight courier service or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the addresses for the parties provided by such parties.
SECTION 8.02.Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.
SECTION 8.03.Entire Agreement; Assignment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof and thereof. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party.
SECTION 8.04.Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

SECTION 8.05.Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware state or federal court, in each case sitting in City of Wilmington, New Castle County. The parties hereto hereby (a) submit to the exclusive jurisdiction of any Delaware state or federal court, in each case sitting in City of Wilmington, New Castle County, for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waive, and agree not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper or that this Agreement or the Transactions may not be enforced in or by any of the above-named courts.
SECTION 8.06.Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
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Exhibit 10.1

IN WITNESS WHEREOF, the Investor and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

TFG RADIANT INVESTMENT GROUP LTD.

By:	/s/ Victor Lee
	Name:	Victor Lee
	Title:	Executive Director

ASCENT SOLAR TECHNOLOGIES, INC.

By:	/s/ William M. Gregorak
	Name:	William M. Gregorak
	Title:	Chief Financial Officer

[Signature Page to Securities Purchase Agreement]